Exhibit 99.1
December 19, 2022
FERGUSON PLC
Share repurchase program
Ferguson plc (the "Company") announces that, in continuation of its $2.5 billion share repurchase program (the "Program"), it has entered into an irrevocable and non-discretionary arrangement with its broker Barclays Capital Securities Limited and Barclays Capital Inc. (together, "Barclays") commencing from December 19, 2022 and ending no later than January 12, 2023. Under this arrangement, Barclays, an independent third party, will act as principal and will make decisions under the program independently from the Company.
The maximum pecuniary amount allocated to this tranche of the Program is £110 million. The value of shares repurchased by the Company under the Program pursuant to the various arrangements entered into with its brokers will not, in aggregate, exceed US$2,500 million.
The Company's shareholders generally authorized the Company to purchase up to a maximum of 20,845,062 of its ordinary shares at its Annual General Meeting held on November 30, 2022. Pursuant to such authority, the Company intends to continue purchasing shares under the Program. The aggregate number of shares acquired by the Company pursuant to the Program shall not exceed the maximum number of shares which the Company is authorized to purchase pursuant to such general authority. It is intended that any shares repurchased under the Program will be transferred into treasury.
The purpose of the Program is to reduce the capital of the Company. To the extent required, the Company may in future use the repurchased shares to satisfy share awards. Any purchases of shares by the Company in relation to this tranche of the Program will be carried out on the London Stock Exchange and/or the New York Stock Exchange (in accordance with the terms of the arrangement entered into with Barclays) and in accordance with (and subject to the limits prescribed by) the Company's general authority to repurchase shares granted by its shareholders, the Market Abuse Regulation 596/2014 (as it forms part of UK law pursuant to the European Union (Withdrawal) Act 2018), Rule 10b5-1 and Rule 10b-18 under the U.S. Securities Exchange Act of 1934, as amended.
For further information please contact
Ferguson plc

Brian Lantz, Vice President IR and Communications	Mobile:	+1 224 285 2410
Pete Kennedy, Director of Investor Relations	Mobile:	+1 757 603 0111
Media Enquiries

John Pappas, Director of Financial Communication	Mobile:	+1 484 790 2727
About Ferguson plc
Ferguson plc (NYSE: FERG; LSE: FERG) is a leading value-added distributor in North America providing expertise, solutions and products from infrastructure, plumbing and appliances to HVAC, fire, fabrication and more. We exist to make our customers' complex projects simple, successful and sustainable. Ferguson is headquartered in the U.K., with its operations and associates solely focused on North America and managed from Newport News, Virginia. For more information, please visit http://www.fergusonplc.com or follow us on LinkedIn https://www.linkedin.com/company/ferguson-enterprises.

Cautionary note regarding forward-looking statements
Certain information in this announcement is forward-looking within the meaning of the United States Private Securities Litigation Reform Act of 1995, including with relation to our share repurchase program and its purpose and timetable. Forward-looking statements cover all matters which are not historical facts and speak only as of the date on which they are made. Forward-looking statements can be identified by the use of forward-looking terminology such as "will," "intend," or other variations or comparable terminology. Many factors could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: risks associated with the relocation of our primary listing to the US and any volatility in our share price and shareholder base in connection therewith; weakness in the economy, market trends, uncertainty and other conditions in the markets in which we operate, and other factors beyond our control, including any macroeconomic or other consequences of the current conflict in Ukraine; failure to rapidly identify or effectively respond to direct and/or end customers' wants, expectations or trends, including costs and potential problems associated with new or upgraded information technology systems; adverse impacts caused by the COVID-19 pandemic (or related variants); unsuccessful execution of our operational strategies; and the risks and uncertainties set forth in our Form 10-K filed with the Securities and Exchange Commission ("SEC") on September 27, 2022, under the heading "Risk Factors," and in other documents we furnish to or file with the SEC in the future. Forward-looking statements regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Other than in accordance with our legal or regulatory obligations we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events or otherwise.